                                                                    Exhibit 3.9

                        CERTIFICATE OF INCORPORATION
                                      OF
                              SPD HOLDINGS, INC.

      The undersigned, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware ("GCL"), does hereby certify as follows:

     FIRST: The name of the corporation is SPD Holdings, Inc. (hereinafter referred to as the "Corporation").

      SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

      FOURTH: (A) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,000,000 shares divided into the following classes: (i) 1,000,000 shares of Common Stock with a par value of $0.01 per share; and (ii) 1,000,000 shares of Preferred Stock with a par value $0.01 per share.

      (B) The Board of Directors of the Corporation is authorized, subject to the limitations prescribed by law and the provisions of this Article, to provide for the issuance, from time to time in one or more series, or any number of shares of Preferred Stock, and by filing a certificate of designations pursuant to Section 151 of the GCL, to establish the number of shares to be included in each series of Preferred Stock and to fix the powers, designations, preferences, relative rights, qualifications and restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, a determination of the following:

               (a) The number of shares of Preferred Stock constituting that series and the distinctive designation of that series;

               (b) The dividend rate on the shares of Preferred Stock of that series, whether dividends shall be cumulative, and if so, from which date or dates, and whether they shall be payable in preference to, or in such relation to, the dividends payable on any other class or classes or of any other series of the capital stock of the Corporation;

               (c) Whether that series shall have any voting rights in addition to those provided by law, and if so, the terms of such additional voting rights;

               (d) Whether that series shall have conversion or exchange privileges, and if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

               (e) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all of the shares are to be redeemed, the date or dates upon or after which they shall be redeemable and the type and amount of consideration payable per share in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (f) Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and if so, the terms and amount of such sinking fund;

               (g) The right of shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase or redemption or other acquisition by the Corporation or any subsidiary of, any outstanding stock of the Corporation;

               (h) The rights of the shares of that series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of capital stock; and

               (i) Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

      FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

      I. The election of directors need not be by written ballot, unless the By-laws so provide.

      II. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the By-laws of the Corporation in accordance with Article XI of the By-laws.

      SIXTH: The Corporation shall indemnify and advance expenses to, to the fullest extent permitted by Section 145 of the GCL, as amended from time to time, each person made or threatened to be made a party of an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or serves or served any other enterprise as director or officer at the request of the Corporation, and the heirs, executors and administrators of each such person. Any expenses (including attorneys' fees) incurred by each such person, and the heirs, executors and administrators of such person, in connection with defending any such proceeding in advance of its final disposition shall be paid by the Corporation; provided, however, that if the GCL requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such indemnitee to repay all amounts so advanced, if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

      SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

      EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

      NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

      TENTH: The name and mailing address of the sole Incorporator of the Corporation is Susan Fields, c/o Reid & Priest LLP, 40 West 57th Street, New York, New York 10019

      IN WITNESS WHEREOF, the undersigned, being the sole Incorporator of the Corporation, does hereby certify that the facts hereinabove stated are truly set forth and, accordingly, hereby executes this Certificate of Incorporation this 16th day of December, 1996.

                                      /s/ Susan Fields
                                    -------------------------------
                                    Incorporator
                                    Susan Fields

              CERTIFICATE OF DESIGNATION, RIGHTS AND PREFERENCES
                                    OF THE
                                  8% SERIES A
                     CUMULATIVE REDEEMABLE PREFERRED STOCK
                                      OF
                              SPD HOLDINGS, INC.
--------------------------------------------------------------------------------

            Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware
--------------------------------------------------------------------------------

         SPD HOLDINGS, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation, and pursuant to the provision of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, by unanimous written consent dated December 20, 1996, duly approved and adopted the following resolution:

         RESOLVED, that pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation (the "Certificate of Incorporation"), the Board of Directors does hereby create, authorize and provide for the issue of a 8% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, with a stated value of $100.00 per share, consisting initially of 38,010 shares, having the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

         1. Designation and Amount. The distinctive designation of such series is "8% Series A Cumulative Redeemable Preferred Stock" (hereinafter in this Resolution called "Preferred Stock") and the number of shares constituting such series shall be 38,010.

         2. Rank. the Preferred Stock shall, with respect to dividend rights and rights of liquidation, winding up and dissolution, rank senior to all other equity securities of the Corporation (all of such equity securities to which the Preferred Stock ranks senior are collectively referred to herein as the "Junior Securities").

         3. Dividends. (a) Subject in all cases to Section 3(b) below, with respect to each dividend period described below, holders of record of shares of Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available thereof (the "Legally Available Funds"), cash dividends payable on the shares of Preferred Stock (x) for the period commencing on the date of issuance of the Preferred Stock and ending on December 31, 1997 (the "Initial Period"), and (y) for cash dividend period (an "Annual Dividend Period") thereafter, which Annual Dividend Period shall commence on January 1 of each year and shall end on and shall include December 31 of such year, in each case at a rate per annum equal to 8% of the Liquidation Preference (as hereinafter defined) per share of Preferred Stock. Such dividends shall fully cumulative and shall accrue (whether or not declared and whether or not the Company has Legally Available Funds), without interest, from the first day of each Annual Dividend Period to and including the end of such Annual Dividend Period, except that with respect to the dividends for the Initial Period, such dividends shall accrue from the date of issuance on the shares of Preferred Stock to and including the end of the Initial Period. Dividends shall accrue on a daily basis without regard to the declaration of any dividend.

               (b) Except as provided in Section 4(a) below, all accrued and cumulated dividends described in Section 3(a) above shall be payable only upon the occurrence of a Triggering Event (as defined herein). Upon such Triggering Event, such dividend shall be payable concurrently with consummation of the Triggering Event and shall be paid to the holders of record at the close of business on the day immediately preceding consummation of the Triggering Event.

               (c) Dividends payable on the Preferred Stock for any period more or less than an Annual Dividend Period or the Initial Dividend Period, as the case may be, shall be computed on the basis of a 360-day year and the actual number of days elapse in such period.

               (d) All dividends paid with respect to shares of the Preferred Stock pursuant to Section 3(a) shall be paid pro rata to the holders of Preferred Stock.

               (e) (i) Holders of shares of the Preferred Stock shall be entitled to receive the dividends provided for in Section 3(a) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

               (ii) No dividends shall be paid on the Preferred Stock if such payment would violate terms of any instrument governing indebtedness of the Corporation.

               (iii) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not (A) declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, or make any distribution or exchange in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property, or
          (B) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities, or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities, unless all accrued and unpaid dividends on shares of the Preferred Stock shall have been or be paid or declared or set aside for payment. Notwithstanding the foregoing, (x) dividends payable in additional shares of Junior Securities on any series of Junior Securities shall be permitted hereunder, and (y) repurchases of the Corporation's Common Stock shall be permitted pursuant to the terms of a Stockholders' Agreement to be entered into among the Corporation and its stockholders, as such agreement may be amended from time to time.

               (f) Subject to the foregoing provisions of this Section 3 and the other provisions hereof, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends on any of the Junior Securities, and the holders of the shares of the Preferred Stock shall not be entitled to share therein.

          4.  Liquidation Preference.

              (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $100.00 for each share outstanding (the "Liquidation Preference"), plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Preferred Stock, then the holders of all such shares shall ratably in such distribution of assets in proportion with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Preferred Stock are entitled were paid in full.

              (b) Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining assets of the Corporation may be distributed to the holders of the Junior Securities. For the purposes of this Section 4, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or any part of the property or assets of the Corporation nor the merger or consolidation of the Corporation with one or more corporations nor the reduction of the capital stock of the Corporation shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

          5.  Mandatory Redemption.

               (a) All of the shares of Preferred Stock will be subject to mandatory redemption by the Corporation, at a redemption price equal to $100.00 per share, together with accrue and unpaid dividends thereon too the applicable redemption date, in cash out of Legally Available Funds without interest, upon the occurrence of any Triggering Event.

               (b) If, for any reason, the Corporation shall fail to discharge its mandatory redemption obligations pursuant to this Section 5, such mandatory redemption obligations shall be discharged as soon as the Corporation is able to discharge each obligation. If and so long as any mandatory redemption obligations with respect to the shares of the Preferred Stock shall not be fully discharged, the Corporation shall not directly or indirectly:

               (i) declare, pay or set apart for payment any dividend on the Junior Securities or make any payment on account of, or set apart for payment money for, a sinking or other similar fund for, the purchase, or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, or make any distribution or exchange in respect thereof, either directly or indirectly, and whether in cash, obligations, or shares of the Corporation or other property;

               (ii) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem Junior Securities, or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities.

               (iii) purchase or redeem fewer than all of the shares of the Preferred Stock then outstanding, other than pro rata among the holders of the Preferred Stock; or

               (iv) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase any shares of the Preferred Stock.

In addition, dividends shall continue to accrue on any mandatory redemption obligation that has been discharged by the Corporation pursuant to this Section 5.

          6.  Optional Redemption.

              (a) On the first day of any calendar quarter of the Corporation at anytime from and after the date of issuance, shares of Preferred Stock outstanding from time to time shall be subject to redemption at the option of the Board of Directors of the Corporation, as a whole at any time, or from time to time in part, at a price of $100.00 per share, together with all accrued and unpaid dividends thereon to the applicable redemption date, in cash out of Legally Available Funds without interest.

              (b) If less than all of the outstanding shares of Preferred
Stock are to be redeemed, the shares to be redeemed shall be redeemed pro rata. The Corporation may not redeem less than all outstanding shares of Preferred Stock unless all dividends due with respect to the Preferred Stock through the redemption date shall have been declared and paid or set aside for payment upon all outstanding shares of Preferred Stock for all past periods.

          7.  Procedure for Redemption.

               (a) In the event the Corporation shall be required to redeem shares of Preferred Stock pursuant to Section 5 or Section 6, notice of such redemption shall be given by first class mail, postage paid, mailed not less than 15 days nor more than 60 days prior to the redemption date to each holder of record of the shares of Preferred Stock at such holders's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Preferred Stock to be redeemed, except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of Preferred Stock to be redeemed and the number of shares of Preferred Stock to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue upon the redemption date.

               (b) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares of Preferred Stock called for redemption), dividends on the shares of Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and any accrued and unpaid dividends without interest) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by this Corporation at the redemption price.

         8. Voting Rights. The Holders of record of shares of Preferred
Stock shall not be entitled to any voting rights except as otherwise provided by law.

         9. Consents. Without the affirmative vote of the holders of at least 88% of the then outstanding shares of Preferred Stock, voting as a single class, the Corporation may not:

               (1) amend the Certificate of Incorporation so as to adversely affect the rights of preferences of shares of the Preferred Stock; or

               (ii) authorize, issue or create any shares of capital stock that are pari passu with or senior with respect to dividends or liquidation rights to the Preferred Stock.

               10. Exclusively. Except as expressly set forth herein, the holders of the Preferred Stock shall have no rights other than those provided by law.

                11.    Definition.

               (a) "Affiliate" means the same as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

               (b) "Change of Control" means one transaction or a series of transactions, other than a Public Offering, whereby the holders of shares of Voting Stock on the Closing Date hold fifty percent (50%) or less of the outstanding shares of Voting Stock following the consummation of such transaction(s).

               (c) "Closing Date" means the date of the closing of the purchase by the Corporation of 80,000 shares of the common stock of SPD Technologies, Inc., pursuant to the Stock Purchase Agreement, dated December 20, 1996 between Kulen Capital, L.P., a Delaware limited partnership, and the Corporation.

               (d) "Net Proceeds" means the aggregate cash proceeds actually received by the Corporation from any sale or sales of Junior Securities pursuant to a Public Offering, net of any expenses payable by the Corporation in connection with such sale or sales, including, without limitation, any underwriting discounts or commissions.

               (e) "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

               (f) "Significant Subsidiary" means the same as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

               (g) "Triggering Event" means any of the following:

               (i) the sale of Junior Securities pursuant to one or more effective registration statements under the Securities Act of 1933, as amended, other than a registration statement relating to Junior Securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Corporation (a "Public Offering"), which Public Offering results in the receipt by the Corporation of at least $20.0 Million in Net Proceeds (as defined above);

               (i) the consummation of the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation or of a Significant Subsidiary of the Corporation to or acquisition of the same by any Person other than an Affiliate of the Corporation; or

               (ii) the ocurrence of a Change of Control.

               (i) "Voting Stock" means capital stock of any class or classes of the Corporation, the holders of which are entitled, in the absence of contingencies, to participate generally in the election of the members of the Corporation's Board of Directors, and any securities of the Corporation convertible into, or exercisable or exchangeable for, any such capital stock of the Corporation; provided however, that options to purchase Voting Stock issued pursuant to any employee stock option plan of the Corporation shall not be deemed to be Voting Stock.

         "RESOLVED FURTHER, that, before the Corporation shall issue any shares of the Preferred Stock, a certificate pursuant to Section 151 of the General Corporation Law of the State of Delaware shall be made, executed, acknowledged, filed and recorded in accordance with the provisions of said Sections 103 and 151, and the proper officers of the Corporation are hereby authorized and directed to do all acts and things which may be necessary or proper in their opinion to carry into effect the purposes and intent of this and the foregoing resolutions."

         IN WITNESS WHEREOF, SPD Holdings, Inc. has caused this Certificate of Designation Rights and Preferences to be signed by Larry A. Colangelo its Chief Executive Officer, on this 27th day of December, 1996.

                                   SPD HOLDINGS, INC.

                                   By: /s/ LARRY A. COLANGELO
                                   --------------------------
                                   Name:   Larry A. Colangelo
                                   Title:  Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF
                               SPD HOLDINGS, INC.

         SPD Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of the Corporation, a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for approval by the shareholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended as follows:

               By striking out the whole of Section (A) of Article FOURTH as it exists now and inserting in lieu and instead thereof a new Section
          (A) of Article FOURTH reading as follows:

                    FOURTH: (A) The total number of shares of all classes of
               stock which the Corporation shall have authority to issue is 2,000,000 shares divided into the following classes: (i) 500,000 shares of voting Class A Common Stock with a par value of $0.01 per share; (ii) 500,000 shares of non-voting Class B Common Stock with a par value of $0.01 per share; and (iii) 1,000,000 shares of Preferred Stock with a par value $0.01 per share.

         SECOND: That thereafter, pursuant to the resolution of the Board of Directors, the necessary number of shares as required by statute were voted by written consent in favor of the amendment pursuant to Section 228 of the Delaware General Corporation Law.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, SPD Holdings, Inc. has caused this Certificate to be signed in its name by its President this 25th day of June, 1997 and the statements contained therein are affirmed as true under penalties of perjury.

                                      SPD HOLDINGS, INC.

                                       By:  /s/ Larry A. Colangelo
                                       ---------------------------
                                         Larry A. Colangelo, President
                                         and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               SPD HOLDINGS, INC.

         SPD HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: THAT the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation:

               "RESOLVED, that Article First of the Certificate of Incorporation be amended to read as follows:

         'FIRST: The name of the Corporation is SPD Technologies Inc.'"

         SECOND: That, in lieu of a meeting and a vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, SPD HOLDINGS, INC. has caused this certificate to be signed by Larry A. Colangelo, its President, this 17th day of July, 1997.

                               SPD HOLDINGS, INC,


                               By: /s/ Larry A. Colangelo
                               -----------------------------

ATTEST:


/s/   John C. Fleury
-------------------------
Secretary

                             CERTIFICATE OF MERGER
                                       OF
                                SPD MERGER CO.
                                      INTO
                             SPD TECHNOLOGIES INC.

         The undersigned corporation

         DOES HEREBY CERTIFY:

         FIRST: That the names an states of incorporation of each of the constituent corporations of the merger is as follows:

                  NAME                           STATE OF INCORPORATION

             SPD MERGER CO.                             Delaware

          SPD Technologies Inc.                         Delaware

         SECOND: That an agreement and plan of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: The name of the surviving corporation of the merger is SPD Teohnologies Inc., a Delaware corporation.

         FOURTH: That the certificate of incorporation of SPD Technologies Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation following the merger.

         FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place is 13500 Roosevelt Blvd., Philadelphia, Pennsylvania 19116.

         SIXTH: That a copy of the agreement of merger will be furnished on request and without cost to any stockholder of either constituent corporation.

         Dated: August 13, 1998

                                       SPD  TECHNOLOGIES, INC.



                                       By: /s/ Larry A. Colangelo
                                       --------------------------

                                       Name:   Larry A. Colangelo
                                       Title:  President & CEO


ATTEST:

By: /s/ John C. Fleury
---------------------------
Name:  John C. Fleury
Title: VP & CFO

                           CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             SPD TECHNOLOGIES INC.

                    (Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware)

         The undersigned, desiring to amend the certificate of incorporation of a Delaware corporation under the provisions of the General Corporation Law of the State of Delaware (the "GCL"), hereby certifies as follows:

         1. The name of the corporation is: SPD TECHNOLOGIES INC. (the "Corporation").

         2. Article "FIRST" of the certificate of incorporation of the Corporation is hereby amended to change the name of the Corporation from "SPD TECHNOLOGIES INC." to "L-3 COMMUNICATIONS SPD TECHNOLOGIES, INC." said Article "FIRST" to read in its entirety as follows:

          "FIRST: The name of the corporation is: L-3 COMMUNICATIONS SPD TECHNOLOGIES, INC. (the "Corporation")."

         3. The amendment herein certified has been duly adopted in accordance with Section 242 of the GCL.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed in its name by its officer as of the 8th day of December, 1998.

                                       SPD TECHNOLOGIES INC.

                                       By: /s/ Christopher C. Cambria
                                             ----------------------------
                                              Christopher C. Cambria
                                              Vice President